================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 2005

                           CAPITAL LEASE FUNDING, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                      1-32039                  52-2414533
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)

       110 Maiden Lane, New York, NY                           10005
  (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 217-6300

         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01. Entry into a Material Definitive Agreement.

      On August 26, 2005, Capital Lease Funding, Inc. (the "parent"), its wholly-owned operating partnership, Caplease, LP (the "operating partnership"), and its taxable REIT subsidiary, Caplease Services Corp. entered into two short-term borrowing facilities with aggregate borrowing capacity of $100.0 million with Wachovia Bank, N.A. or its affiliate. The facilities will permit us to finance our real property acquisitions for up to 90 days while we arrange permanent financing. Each loan agreement has a 364-day term (terminates on August 25, 2006) and we have extended the term of our repurchase agreement with Wachovia Bank to be coterminous with the two new facilities.

      The first loan agreement has borrowing capacity of $75.0 million and permits us to borrow up to 60% of the fair market value of each asset financed. We will pay interest at prevailing short-term rates (30-day LIBOR plus 95 basis points), and each advance will have a 90-day term. Five percent of each advance must be repaid 30 days after it is borrowed, another five percent must be repaid 60 days after borrowing, and the balance must be repaid 90 days after borrowing.

      The second loan agreement has borrowing capacity of $25.0 million and permits us to borrow up to 25% of the fair market value of each asset financed. We will pay interest at prevailing short-term rates (30-day LIBOR plus 225 basis points), and each advance must be repaid in full 90 days after it is borrowed.

      Each loan agreement is an uncommitted facility, meaning the lenders may decline to advance on any asset we seek to finance.

      We will acquire assets financed under the facilities through special purpose subsidiaries of the parent or the operating partnership, and we have agreed to grant the lenders a first lien in our equity ownership of these subsidiaries. The facilities are fully recourse lending arrangements.

      We have agreed to comply with various covenants under the loan agreements, including to maintain a leverage ratio (defined as consolidated total assets to consolidated total liabilities) of less than or equal to 85% and not to incur any recourse indebtedness (subject to limited exceptions in connection with our mortgage financings). The facilities are cross-defaulted with all of our other borrowings to Wachovia Bank or its affiliates, including our repurchase agreement.

      If an event of default (as defined in the facilities) occurs, the lenders may terminate the loan agreements and accelerate our repayment obligations. The definition of event of default under the agreements includes the following events:

      o we fail to comply with the financial or recourse debt covenants described above;

      o we default in any of our borrowings to Wachovia Bank or its affiliates; and

      o we fail to pay any obligation of at least $5.0 million under any other indebtedness or material contract or we default under any other indebtedness of at least $5.0 million or material contract which causes such indebtedness or obligations of at least $5.0 million under the material contract to be accelerated (subject to a right to cure material contract defaults).

      If the fair market value of any asset financed declines, we will be required to repay our borrowings in an amount sufficient to satisfy the deficiency. We are also required to repay our advances under the loan agreements with proceeds from our future debt or equity issuances.

      Wachovia Investors, Inc., an affiliate of Wachovia Bank, owns approximately 3.7% of our outstanding common stock. We also have a short-term repurchase agreement with Wachovia Bank and from time to time we obtain long-term mortgage financings on our real property acquisitions from Wachovia Bank. From time to time, we may sell net lease assets to Wachovia Bank or its affiliates on what we believe are fair market terms. We have in the past engaged affiliates of Wachovia Bank to perform investment banking services on our behalf, and we expect to continue to do so in the future. In addition, Wachovia Bank acts as servicer of our net lease loan assets and the transfer agent of our common stock.

      The description of the loan agreements is qualified by reference to the complete agreements that are attached hereto as exhibits and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

      As discussed under Item 1.01 above, on August 26, 2005, we entered into two short-term borrowing facilities with aggregate borrowing capacity of $100.0 million with Wachovia Bank, N.A. or its affiliate. We have not yet drawn on either facility as of the date of this filing.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

           Exhibit      Description
           -------      -----------

            10.1 $75,000,000 Revolving Loan Agreement, dated August 26, 2005, by and among Capital Lease Funding, Inc., Caplease Services Corp., Caplease, LP, and Wachovia Bank, National Association.

            10.2 $25,000,000 Revolving Loan Agreement, dated August 26, 2005, by and among Capital Lease Funding, Inc., Caplease Services Corp., Caplease, LP, and Wachovia Investment Holdings, LLC.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CAPITAL LEASE FUNDING, INC.

                                      By: /s/ SHAWN P. SEALE
                                          --------------------------------------
                                          Shawn P. Seale
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

Date: September 1, 2005

                                  EXHIBIT INDEX

Exhibit     Description
-------     -----------

10.1 $75,000,000 Revolving Loan Agreement, dated August 26, 2005, by and among Capital Lease Funding, Inc., Caplease Services Corp., Caplease, LP, and Wachovia Bank, National Association.

10.2 $25,000,000 Revolving Loan Agreement, dated August 26, 2005, by and among Capital Lease Funding, Inc., Caplease Services Corp., Caplease, LP, and Wachovia Investment Holdings, LLC.